                                                                    EXHIBIT 23.3

              CONSENT OF KEGLER, BROWN, HILL & RITTER CO., L.P.A.

      We hereby consent to the reference to our firm made under the caption "Experts" in the prospectus which forms part of this registration statement.

                                            /s/ Kegler, Brown, Hill & Ritter
                                                       Co., L.P.A.
                                          _____________________________________
                                            Kegler, Brown, Hill & Ritter Co.,
                                                         L.P.A.

Columbus, Ohio

June 3, 1999